Exhibit 99.(j)(1)

CONSENT OF COUNSEL

We hereby consent to the use of our name and the references to our firm under the caption “Legal Counsel” included in or made a part of Post-Effective Amendment No. 66 to the Registration Statement of the Cavanal Hill Funds on Form N-1A under the Securities Act of 1933, as amended.

Tulsa, Oklahoma

December 18, 2015

/s/ Frederic Dorwart, Lawyers
Frederic Dorwart, Lawyers

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